Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-192366

The information contained in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy the Series E Debentures in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2014

Preliminary Prospectus Supplement

(To Prospectus Dated November 15, 2013)

MetLife, Inc.

$499,924,000         % Series E Senior Component Debentures, Tranche 1

$499,924,000         % Series E Senior Component Debentures, Tranche 2

MetLife, Inc. is remarketing (the “Remarketing”) (i) $499,924,000 aggregate principal amount of its     % Series E Senior Component Debentures, Tranche 1 (the “First Tranche Series E Debentures”) and (ii) $499,924,000 aggregate principal amount of its     % Series E Senior Component Debentures, Tranche 2 (the “Second Tranche Series E Debentures” and, together with the First Tranche Series E Debentures, the “Series E Debentures”).

The Series E Debentures were originally issued in November 2010 as $1.0 billion aggregate principal amount of Series E Senior Debentures due 2045 (the “Original Series E Debentures”), which formed part of MetLife, Inc.’s 40 million Common Equity Units (the “Common Equity Units”), with an aggregate stated amount at issuance of $3.0 billion.

Effective September 15, 2014, each Original Series E Debenture converted into a unit (a “Series E Debenture Unit”) consisting of two tranches, with each $2,000 principal amount of Original Series E Debentures thereafter consisting of (i) $1,000 principal amount of Series E Senior Component Debentures, Tranche 1, due 2018 (the “Original First Tranche Series E Debentures”) and (ii) $1,000 principal amount of Series E Senior Component Debentures, Tranche 2, due 2045 (the “Original Second Tranche Series E Debentures”).

The First Tranche Series E Debentures will initially have a stated maturity of June 15, 2018 and the Second Tranche Series E Debentures will initially have a stated maturity of June 15, 2045; provided, however, that following the settlement of the Remarketing, the stated maturity of the First Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2017 and the stated maturity of the Second Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2044.

Interest on the First Tranche Series E Debentures will accrue at     % per annum and interest on the Second Tranche Series E Debentures will accrue at     % per annum, in each case from, and including,                     , 2014. MetLife, Inc. will pay interest on each tranche of the Series E Debentures quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2014; provided that, on December 15, 2014 holders of record of each tranche of Series E Debentures as of the close of business on December 1, 2014 will be entitled to receive a payment of accrued and unpaid interest on the principal amount of such Series E Debentures (i) at a rate of 2.463% per annum on the Original Series E Debentures of the related tranche for the period from, and including, September 15, 2014 to, but excluding,                     , 2014 and (ii) at a rate of     % per annum on the First Tranche Series E Debentures and     % per annum on the Second Tranche Series E Debentures, in each case for the period from, and including,                     , 2014 to, but excluding, December 15, 2014. MetLife, Inc. does not have the right to defer payment of interest on the Series E Debentures.

MetLife, Inc. will not have the right to redeem any Series E Debentures before October 8, 2016. On and after October 8, 2016, the Series E Debentures will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in this prospectus supplement. Notwithstanding the foregoing, MetLife, Inc. will not exercise its right to redeem any of the First Tranche Series E Debentures prior to their stated maturity. See “Description of the Remarketed Series E Debentures — Optional Redemption.”

The Series E Debentures will be unsecured obligations of MetLife, Inc. and will rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness.

The Series E Debentures of each tranche are being remarketed through Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC and the other remarketing agents named herein (each, a “Remarketing Agent”) pursuant to a Remarketing Agreement, dated August 26, 2014 (the “Remarketing Agreement”), among MetLife, Inc., the Remarketing Agents and Deutsche Bank Trust Company Americas, not individually but solely as stock purchase contract agent and as attorney-in-fact of the holders of the Common Equity Units. MetLife, Inc. will not receive any of the proceeds from the Remarketing, except as described under “Use of Proceeds” and “Relationship of the Common Equity Units to the Remarketing” in this prospectus supplement.

See “Risk Factors” beginning on page S-13 of this prospectus supplement and the periodic reports MetLife, Inc. files with the Securities and Exchange Commission to read about important factors you should consider before investing in the Series E Debentures.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the Series E Debentures or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Per First Tranche Series E Debenture	Per Second Tranche Series E Debenture	Total
Price to the Public (1)%	%	$
Remarketing Fee to Remarketing Agents %	%	$
Net Proceeds (1)(2)%	%	$

(1)	Includes (x) $ per First Tranche Series E Debenture and $ per Second Tranche Series E Debenture representing (i) accrued and unpaid interest on the Original Series E Debentures of each tranche from, and including, September 15, 2014 to, but excluding, , 2014 and (ii) interest that will accrue on the Series E Debentures of each tranche from, and including, , 2014 to, but excluding, October 8, 2014, to be paid to the holders of the Common Equity Units who participate in the Remarketing, (y) the Remarketing Fee to be paid to the Remarketing Agents and (z) a success fee of 0.05% to be paid to the holders of the Common Equity Units who participate in the Remarketing. MetLife, Inc. estimates that the price to the public will be approximately 100.45% of the principal amount of the First Tranche Series E Debentures and approximately 101.10% of the principal amount of the Second Tranche Series E Debentures. These estimated prices are illustrative only and the actual price to the public of each tranche of the Series E Debentures is subject to the final pricing determination.
(2)	MetLife, Inc. will not receive any proceeds from the Remarketing. See “Use of Proceeds” and “Relationship of the Common Equity Units to the Remarketing.”

Neither tranche of the Series E Debentures is, nor is expected to be, listed on any securities exchange nor included in any automated quotation system.

The Remarketing Agents expect to deliver the Series E Debentures of each tranche, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), on or about                     , 2014.

Remarketing Agents

Deutsche Bank Securities	Citigroup	Credit Suisse

Goldman, Sachs & Co.	HSBC	UBS Investment Bank	Wells Fargo Securities

Prospectus Supplement dated                     , 2014.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Remarketing Agents have authorized anyone to provide you with additional or different information. If anyone provided you with additional or different information, you should not rely on it. Neither we nor the Remarketing Agents are making an offer to sell the Series E Debentures in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

The Series E Debentures are offered for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Series E Debentures in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the Remarketing Agents to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Plan of Distribution — Offering Restrictions” in this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus carefully before investing in the Series E Debentures. This prospectus supplement contains the terms of each tranche of the Series E Debentures. This prospectus supplement may add, update or change information in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “MetLife,” the “Company,” “we,” “our” and “us” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, together with its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). These reports, proxy statements and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and trading on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and the accompanying prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”).

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 (the “First Quarter Form 10-Q”) and June 30, 2014 (the “Second Quarter Form 10-Q”);

•	Definitive Proxy Statement filed on March 25, 2014 and the Definitive Additional Materials filed on March 31, 2014; and

•	Current Reports on Form 8-K filed on February 18, 2014, February 21, 2014, February 24, 2014, February 25, 2014, March 5, 2014, March 31, 2014, April 4, 2014, April 10, 2014, April 24, 2014, May 15, 2014, June 4, 2014, August 15, 2014, August 28, 2014 and September 8, 2014 (only with respect to the Item 8.01 information).

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until the termination or completion of the Remarketing of the Series E Debentures made by this prospectus supplement and the accompanying prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that the Remarketing of the Series E Debentures by means of this prospectus supplement and the accompanying prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036 by electronic mail (metir@metlife.com), or by telephone (212-578-2211). You may also obtain the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware

American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SUMMARY

This summary contains basic information about us and the Remarketing. Because it is a summary, it does not contain all of the information that you should consider before purchasing any Series E Debentures in the Remarketing. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors” in this prospectus supplement and the periodic reports MetLife, Inc. files with the SEC, our financial statements and the notes thereto, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

MetLife

MetLife is a global provider of life insurance, annuities, employee benefits and asset management. MetLife is organized into six segments, reflecting three broad geographic regions: Retail; Group, Voluntary & Worksite Benefits; Corporate Benefit Funding; and Latin America (collectively, the “Americas”); Asia; and Europe, the Middle East and Africa (“EMEA”). In addition, the Company reports certain of its results of operations in Corporate & Other, which includes MetLife Home Loans LLC (“MLHL”), the surviving, non-bank entity of the merger of MetLife Bank, National Association (“MetLife Bank”) with and into MLHL. See Note 3 of the Notes to the Consolidated Financial Statements included in the 2013 Form 10-K for information regarding the Company’s exit from the MetLife Bank businesses and other business activities.

In the first quarter of 2014, the Company entered into a definitive agreement to sell its wholly-owned subsidiary, MetLife Assurance Limited (“MAL”) and, as a result, began reporting the operations of MAL as divested business. The sale of MAL was completed in May 2014. See Note 3 of the Notes to the Interim Condensed Consolidated Financial Statements included in the Second Quarter Form 10-Q.

In October 2013, MetLife, Inc. completed its previously announced acquisition of Administradora de Fondos de Pensiones Provida S.A. (“ProVida”), the largest private pension fund administrator in Chile based on assets under management and number of pension fund contributors. The acquisition of ProVida supports the Company’s growth strategy in emerging markets and further strengthens the Company’s overall position in Chile. See Note 3 of the Notes to the Consolidated Financial Statements included in the 2013 Form 10-K for further information on the acquisition of ProVida.

In 2013, MetLife, Inc. announced its plans to merge three U.S.-based life insurance companies and an offshore reinsurance subsidiary to create one larger U.S.-based and U.S.-regulated life insurance company (the “Mergers”). The Mergers are expected to occur in the fourth quarter of 2014, subject to regulatory approvals. The companies to be merged are MetLife Insurance Company of Connecticut (“MICC”), MetLife Investors USA Insurance Company and MetLife Investors Insurance Company, each a U.S. insurance company that issues variable annuity products in addition to other products, and Exeter Reassurance Company, Ltd. (“Exeter”), a reinsurance company that mainly reinsures guarantees associated with variable annuity products. MICC, which is expected to be renamed and domiciled in Delaware, will be the surviving entity. Exeter, formerly a Cayman Islands company, was re-domesticated to Delaware in October 2013. Effective January 1, 2014, following receipt of New York State Department of Financial Services (the “Department of Financial Services”) approval, MICC withdrew its license to issue insurance policies and annuity contracts in New York. Also effective January 1, 2014, MICC reinsured with an affiliate all existing New York insurance policies and annuity contracts that include a separate account feature. On December 31, 2013, MICC deposited investments with an estimated fair market value of $6.3 billion into a custodial account to secure MICC’s remaining New York policyholder liabilities not covered by such reinsurance, which became restricted on January 1, 2014.

Americas. The Americas consists of the following segments:

•	Retail. The Retail segment offers a broad range of protection products and services and a variety of annuities to individuals and employees of corporations and other institutions, and is organized into two businesses: Life & Other and Annuities. Life & Other insurance products and services include variable life, universal life, term life and whole life products. Additionally, through broker-dealer affiliates, the Company offers a full range of mutual funds and other securities products. Life & Other products and services also include individual disability income products and personal lines property & casualty insurance, including private passenger automobile, homeowners and personal excess liability insurance. Annuities includes a variety of variable and fixed annuities which provide for both asset accumulation and asset distribution needs.

•	Group, Voluntary & Worksite Benefits. The Group, Voluntary & Worksite Benefits segment offers a broad range of protection products and services to individuals and corporations, as well as other institutions and their respective employees. Group insurance products and services include variable life, universal life and term life products. Group insurance products and services also include dental, group short- and long-term disability and accidental death & dismemberment (“AD&D”) coverages. Voluntary & Worksite products and services include personal lines property & casualty insurance, including private passenger automobile, homeowners and personal excess liability insurance offered to employees on a voluntary basis. The Voluntary & Worksite business also includes long term care, prepaid legal plans and critical illness products.

•	Corporate Benefit Funding. The Corporate Benefit Funding segment offers a broad range of annuity and investment products, including guaranteed interest products and other stable value products, income annuities, and separate account contracts for the investment management of defined benefit and defined contribution plan assets. This segment also includes structured settlements and certain products to fund postretirement benefits and company-, bank- or trust-owned life insurance used to finance non-qualified benefit programs for executives.

•	Latin America. The Latin America segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include life insurance, accident and health insurance, group medical, dental, credit insurance, endowment and retirement & savings products written in Latin America. The Latin America segment also includes U.S. sponsored direct business, comprised of group and individual products sold through sponsoring organizations and affinity groups. Products included are life, dental, group short- and long-term disability, AD&D coverages, property & casualty and other accident and health coverages, as well as non-insurance products such as identity protection.

Asia. The Asia segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include whole life, term life, variable life, universal life, accident and health insurance, fixed and variable annuities, credit insurance and endowment products.

EMEA. The EMEA segment offers a broad range of products to both individuals and corporations, as well as other institutions and their respective employees, which include life insurance, accident and health insurance, credit insurance, annuities, endowment and retirement & savings products.

Corporate & Other. Corporate & Other contains the excess capital not allocated to the segments, external integration costs, internal resource costs for associates committed to acquisitions, enterprise-wide strategic initiative restructuring charges, and various business activities including start-up and certain run-off businesses. Start-up businesses include expatriate benefits insurance, as well as direct and digital marketing products. Corporate & Other also includes assumed reinsurance of certain variable annuity products from the Company’s former operating joint venture in Japan. Under this in-force reinsurance agreement, the Company reinsures living and death benefit guarantees issued in connection with variable annuity products. Corporate & Other also includes the investment management business through which the Company offers fee-based investment management services to institutional clients. Additionally, Corporate & Other includes interest expense related to the majority of the Company’s outstanding debt and expenses associated with certain legal proceedings and income tax audit issues. Corporate & Other also includes the elimination of intersegment amounts, which generally relate to intersegment loans, which bear interest rates commensurate with related borrowings.

Management continues to evaluate the Company’s segment performance and allocated resources and may adjust related measurements in the future to better reflect segment profitability. See Note 2 of the Notes to the Interim Condensed Consolidated Financial Statements included in the Second Quarter Form 10-Q for further information on the Company’s segments and Corporate & Other.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188 and its telephone number is (212) 578-2211.

The Remarketing

Issuer	MetLife, Inc.

Securities Remarketed	$499,924,000 aggregate principal amount of First Tranche Series E Debentures and $499,924,000 aggregate principal amount of Second Tranche Series E Debentures.

Stated Maturity	The First Tranche Series E Debentures will initially have a stated maturity of June 15, 2018 and the Second Tranche Series E Debentures will initially have a stated maturity of June 15, 2045; provided, however, that following the settlement of the Remarketing the stated maturity of the First Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2017 and the stated maturity of the Second Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2044.

Interest Rate and Interest Payment Dates	Interest on the First Tranche Series E Debentures will accrue at % per annum and interest on the Second Tranche Series E Debentures will accrue at % per annum, in each case from, and including, , 2014. Interest on each tranche of the Series E Debentures will be paid on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2014; provided that on December 15, 2014, holders of record of each tranche of Series E Debentures as of the close of business on December 1, 2014 will be entitled to receive a payment of accrued and unpaid interest on the principal amount of such Series E Debentures (i) at a rate of 2.463% per annum on the Original Series E Debentures of the related tranche for the period from, and including, September 15, 2014 to, but excluding, , 2014 and (ii) at a rate of % per annum on the First Tranche Series E Debentures and % per annum on the Second Tranche Series E Debentures, in each case for the period from, and including, , 2014 to, but excluding, December 15, 2014.

MetLife, Inc. does not have the right to defer payment of interest on the Series E Debentures.

Bifurcation and Remarketing

The Series E Debentures were originally issued in November 2010 as $1.0 billion aggregate principal amount of Original Series E Debentures, which formed part of MetLife, Inc.’s 40 million Common Equity Units, with an aggregate stated amount at issuance of $3.0 billion. Each Common Equity Unit initially consisted of: (i) three stock purchase contracts (each, a “Stock Purchase Contract”) under which the holder must purchase and MetLife, Inc. must sell on each of three stock purchase dates (each, a “Stock Purchase Date”) a variable number of shares of MetLife, Inc.’s common stock, par value $0.01 per share (the “Common Stock”), in each case for an aggregate purchase price of $25.00; and (ii)(a) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Series C Senior Debentures due 2023 (the “Original Series C Debentures”), (b) a

1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Series D Senior Debentures due 2024 (the “Original Series D Debentures”) and (c) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series E Debentures.

Following the remarketings of the Series C Debentures (as defined herein), and the Original Series D Debentures, the Common Equity Units, with an aggregate stated amount of $1.0 billion, each consisted of (i) one Stock Purchase Contract and (ii) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series E Debentures.

Effective September 15, 2014, each Original Series E Debenture converted into a Series E Debenture Unit consisting of two tranches, with each $2,000 principal amount of Original Series E Debentures thereafter consisting of (i) $1,000 principal amount of Original First Tranche Series E Debentures and (ii) $1,000 principal amount of Original Second Tranche Series E Debentures.

Under the terms of the Original Series E Debentures and the Common Equity Units, MetLife, Inc. was obligated to appoint one or more nationally recognized investment banking firms to conduct this Remarketing on behalf of the holders of the Normal Common Equity Units (as defined below), pursuant to the Remarketing Agreement.

Remarketing Agents	The Series E Debentures are being remarketed through Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., HSBC Securities (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC and the other Remarketing Agents named herein.

Under the Remarketing Agreement, the Remarketing Agents have agreed to determine the interest rate per annum on each tranche of the Series E Debentures in order to generate proceeds from the Remarketing equal to at least the sum of:

•	100% of the aggregate principal amount of the Series E Debentures of each tranche that are included in the Remarketing;

•	a remarketing fee equal to the sum of (i) basis points ( %) of the aggregate principal amount attributable to the First Tranche Series E Debentures that are included in the Remarketing and (ii) basis points ( %) of the aggregate principal amount attributable to the Second Tranche Series E Debentures that are included in the Remarketing (together, the “Remarketing Fee”);

•

with respect to the Series E Debentures of each tranche that are included in the Remarketing, an amount equal to the sum of (i) unpaid interest on the Original First Tranche Series E Debentures and the Original Second Tranche Series E Debentures that will have accrued from, and including, September 15, 2014, to, but excluding,                     , 2014 and

(ii) unpaid interest on the First Tranche Series E Debentures and the Second Tranche Series E Debentures that will accrue from, and including, , 2014, to, but excluding, October 8, 2014; and

•	an amount equal to the product of five basis points (0.05%) and the aggregate principal amount of the Series E Debentures of each tranche that were remarketed (the sum of such amounts, the “Successful Remarketing Proceeds Amount”).

Trustee	The Bank of New York Mellon Trust Company, N.A.

Optional Redemption	MetLife, Inc. will not have the right to redeem any Series E Debentures before October 8, 2016. On and after October 8, 2016, the Series E Debentures will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a price payable in cash equal to the “Debenture Redemption Price” calculated as described in this prospectus supplement under “Description of the Remarketed Series E Debentures—Optional Redemption.” Notwithstanding the foregoing, MetLife, Inc. will not exercise its right to redeem any of the First Tranche Series E Debentures prior to their stated maturity.

Ranking	The Series E Debentures will be unsecured obligations of MetLife, Inc. and will rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness.

Denominations	$1,000

Use of Proceeds	MetLife, Inc. will not receive any of the proceeds from the Remarketing. Proceeds from the Remarketing attributable to the Series E Debentures that are part of “normal” Common Equity Units (i.e., Common Equity Units each consisting, prior to the settlement of the Remarketing, of (i) one Stock Purchase Contract, and (ii) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series E Debentures (the “Normal Common Equity Units”)), that are included in the Remarketing will be applied as follows:

•	100% of the aggregate principal amount of such Series E Debentures will be used to satisfy the obligations of holders of the related Normal Common Equity Units to purchase newly-issued Common Stock under the applicable Stock Purchase Contracts on October 8, 2014;

•	the Remarketing Fee will be paid to the Remarketing Agents; and

•	the balance of such proceeds will be paid to the holders of the related Normal Common Equity Units.

Original First Tranche Series E Debentures in $76,000 principal amount and Original Second Tranche Series E Debentures in $76,000 principal amount are not participating in the Remarketing, because the holders of the related Common Equity Units elected cash settlement in connection with the applicable Stock Purchase Contracts and therefore delivered an aggregate of $152,000 in cash to Deutsche Bank Trust Company Americas, as securities intermediary, to meet their obligations under such Stock Purchase Contracts. Such holders will receive like amounts of First Tranche Series E Debentures and Second Tranche Series E Debentures, respectively, no later than the third business day after the settlement of the Stock Purchase Contracts.

MetLife expects to use the $1.0 billion proceeds from the sale of the newly-issued Common Stock under the applicable Stock Purchase Contracts for general corporate purposes.

See “Use of Proceeds” and “Relationship of the Common Equity Units to the Remarketing.”

Clearance and Settlement	The Series E Debentures of each tranche will be cleared through DTC, for the accounts of its participants, including Clearstream Luxembourg and/or Euroclear.

Listing	Neither tranche of Series E Debentures is, nor is expected to be, listed on any securities exchange or included in any automated quotation system.

Governing Law	The State of New York.

Risk Factors	See “Risk Factors” beginning on page S-13 of this prospectus supplement and the periodic reports MetLife, Inc. files with the SEC to read about important factors you should consider before investing in the Series E Debentures.

RISK FACTORS

Investing in the Series E Debentures involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and the Series E Debentures before making an investment in the Series E Debentures offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus, the 2013 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the market or trading price of the Series E Debentures. As a result, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

The Indenture Does Not Limit the Amount of Indebtedness that MetLife, Inc. or Its Subsidiaries May Incur

Neither MetLife, Inc. nor any of its subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt securities, under the Indenture (as defined under “Description of the Remarketed Series E Debentures”). At June 30, 2014, MetLife, Inc. had $15.4 billion of senior debt outstanding. If we incur additional debt or liabilities, MetLife, Inc.’s ability to pay its obligations on the Series E Debentures could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, MetLife, Inc. is not restricted from paying dividends on or issuing or repurchasing its securities under the Indenture.

There Are No Financial Covenants in the Indenture

There are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in the accompanying prospectus under “Description of Debt Securities — Consolidation, Merger, Sale of Assets and Other Transactions.”

The Series E Debentures Are Not Guaranteed by Any of MetLife’s Subsidiaries and Are Structurally Subordinated to the Debt and Other Liabilities of Our Subsidiaries, Which Means that Creditors of Our Subsidiaries Will be Paid from Their Assets Before Holders of the Series E Debentures Would Have Any Claims to Those Assets

MetLife, Inc. is a holding company and conducts substantially all of its operations through subsidiaries, which means that its ability to meet its obligations on the Series E Debentures depends on its ability to receive distributions from these subsidiaries. However, the Series E Debentures are obligations exclusively of MetLife, Inc. and are not guaranteed by any of its subsidiaries. As a result, the Series E Debentures are structurally subordinated to all debt and other liabilities of MetLife, Inc.’s subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of these subsidiaries will be paid from their assets before holders of the Series E Debentures would have any claims to those assets. At June 30, 2014, MetLife, Inc.’s subsidiaries had $4.3 billion of total debt outstanding, which includes $505 million relating to variable interest entities and excludes intercompany liabilities.

An Active After-Market for the Series E Debentures May Not Develop

Neither tranche of the Series E Debentures has an established trading market. We cannot assure you that an active after-market for either tranche of the Series E Debentures will develop or be sustained or that holders of the Series E Debentures of either tranche will be able to sell their Series E Debentures at favorable prices or at all. Although the Remarketing Agents have indicated to us that they intend to make a market in the Series E Debentures of each tranche, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, either tranche of the Series E Debentures. Neither tranche of the Series E Debentures is listed and we do not plan to apply to list the Series E Debentures of either tranche on any securities exchange or to include them in any automated quotation system.

If a Trading Market Does Develop, Changes in Our Credit Ratings or the Debt Markets Could Adversely Affect the Market Price of the Series E Debentures of Each Tranche

The market price for the Series E Debentures of each tranche depends on many factors, including:

•	Our credit ratings with major credit rating agencies;

•	The prevailing interest rates being paid by other companies similar to us;

•	Our financial condition, financial performance and future prospects; and

•	The overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Series E Debentures of each tranche.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the Series E Debentures of each tranche.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth selected historical consolidated financial information for MetLife. The selected historical consolidated financial information at December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 has been derived from our audited consolidated financial statements included in the 2013 Form 10-K and should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes included therein. The selected historical consolidated financial information at December 31, 2011, 2010 and 2009 and for the years ended December 31, 2010 and 2009 has been derived from the selected financial data also included in the 2013 Form 10-K. The selected historical consolidated financial information at June 30, 2014 and for the six months ended June 30, 2014 and 2013 has been derived from the unaudited interim condensed consolidated financial statements and the related notes included in the Second Quarter Form 10-Q and should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited interim condensed consolidated financial statements and the related notes included therein. The following consolidated statements of operations and consolidated balance sheet data have been prepared in conformity with accounting principles generally accepted in the United States of America.

	Six Months Ended June 30,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In millions)
Statement of Operations Data (1)
Revenues
Premiums	$19,092	$18,309	$37,674	$37,975	$36,361	$27,071	$26,157
Universal life and investment-type product policy fees	4,879	4,662	9,451	8,556	7,806	6,028	5,197
Net investment income	10,294	11,359	22,232	21,984	19,585	17,493	14,726
Other revenues	968	970	1,920	1,906	2,532	2,328	2,329
Net investment gains (losses)	(536)	424	161	(352)	(867)	(408)	(2,901)
Net derivative gains (losses)	654	(2,320)	(3,239)	(1,919)	4,824	(265)	(4,866)

Total revenues	35,351	33,404	68,199	68,150	70,241	52,247	40,642

Expenses
Policyholder benefits and claims	19,312	18,355	38,107	37,987	35,471	29,187	28,005
Interest credited to policyholder account balances	3,178	4,436	8,179	7,729	5,603	4,919	4,845
Policyholder dividends	700	642	1,259	1,369	1,446	1,485	1,649
Goodwill impairment	—	—	—	1,868	—	—	—
Other expenses	8,385	8,163	16,602	17,755	18,537	12,927	10,761

Total expenses	31,575	31,596	64,147	66,708	61,057	48,518	45,260

Income (loss) from continuing operations before provision for income tax	3,776	1,808	4,052	1,442	9,184	3,729	(4,618)
Provision for income tax expense (benefit)	1,058	305	661	128	2,793	1,110	(2,107)

Income (loss) from continuing operations, net of income tax	2,718	1,503	3,391	1,314	6,391	2,619	(2,511)
Income (loss) from discontinued operations, net of income tax	(3)	(1)	2	48	24	44	64

Net income (loss)	2,715	1,502	3,393	1,362	6,415	2,663	(2,447)
Less: Net income (loss) attributable to noncontrolling interests	21	14	25	38	(8)	(4)	(36)

Net income (loss) attributable to MetLife, Inc.	2,694	1,488	3,368	1,324	6,423	2,667	(2,411)
Less: Preferred stock dividends	61	61	122	122	122	122	122
Preferred stock redemption premium	—	—	—	—	146	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,633	$1,427	$3,246	$1,202	$6,155	$2,545	$(2,533)

	Six Months Ended June 30,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(In millions, except per share data)
EPS Data (1), (2)
Income (loss) from continuing operations available to MetLife, Inc.’s common shareholders per common share:
Basic	$2.34	$1.30	$2.94	$1.08	$5.79	$2.83	$(3.17)
Diluted	$2.31	$1.29	$2.91	$1.08	$5.74	$2.81	$(3.17)
Income (loss) from discontinued operations per common share:
Basic	$—	$—	$—	$0.04	$0.02	$0.05	$0.08
Diluted	$—	$—	$—	$0.04	$0.02	$0.05	$0.08
Net income (loss) available to MetLife, Inc.’s common shareholders per common share:
Basic	$2.34	$1.30	$2.94	$1.12	$5.81	$2.88	$(3.09)
Diluted	$2.31	$1.29	$2.91	$1.12	$5.76	$2.86	$(3.09)
Cash dividends declared per common share	$0.625	$0.735	$1.01	$0.74	$0.74	$0.74	$0.74

	June 30,	December 31,
	2014	2013	2012	2011	2010	2009
	(In millions)
Balance Sheet Data (1)
Separate account assets (3)	$324,977	$317,201	$235,393	$203,023	$183,138	$148,854
Total assets (3)	$911,120	$885,296	$836,781	$796,226	$728,249	$537,531
Policyholder liabilities and other policy-related balances (3), (4)	$422,503	$418,487	$438,191	$421,267	$399,135	$281,495
Short-term debt	$100	$175	$100	$686	$306	$912
Long-term debt (3)	$16,783	$18,653	$19,062	$23,692	$27,586	$13,220
Collateral financing arrangements	$4,196	$4,196	$4,196	$4,647	$5,297	$5,297
Junior subordinated debt securities	$3,193	$3,193	$3,192	$3,192	$3,191	$3,191
Separate account liabilities (3)	$324,977	$317,201	$235,393	$203,023	$183,138	$148,854
Accumulated other comprehensive income (loss)	$11,058	$5,104	$11,397	$6,083	$1,145	$(3,049)
Total MetLife, Inc.’s stockholders’ equity	$69,591	$61,553	$64,453	$57,519	$46,853	$31,336
Noncontrolling interests	$583	$543	$384	$370	$365	$371

	Six Months Ended June 30,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Other Data (1), (5)
Return on MetLife, Inc.’s common equity	N/A	N/A	5.4%	2.0%	12.2%	6.9%	(9.9)%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss)	N/A	N/A	6.2%	2.4%	13.2%	7.0%	(7.3)%

(1)	On November 1, 2010, MetLife, Inc. acquired American Life Insurance Company and Delaware American Life Insurance Company. Results of such acquisition are reflected in the selected financial data since the acquisition date.
(2)	For the six months ended June 30, 2013 and the years ended December 31, 2012 and 2010, all shares related to the assumed issuance of shares in settlement of the applicable Stock Purchase Contracts have been excluded from the calculation of diluted earnings per common share, as these assumed shares are anti-dilutive. For the year ended December 31, 2009, shares related to the assumed exercise or issuance of stock-based awards have been excluded from the calculation of diluted earnings per common share, as these assumed shares are anti-dilutive.
(3)	Amounts relating to variable interest entities were as follows at:

	June 30,	December 31,
	2014	2013	2012	2011
		(In millions)
General account assets	$5,549	$7,525	$6,692	$7,273
Separate account assets	$1,164	$1,033	$—	$—
Policyholder liabilities and other policy-related balances	$808	$695	$—	$—
Long-term debt	$505	$1,868	$2,527	$3,068
Separate account liabilities	$1,164	$1,033	$—	$—

(4)	Policyholder liabilities and other policy-related balances include future policy benefits, policyholder account balances, other policy-related balances, policyholder dividends payable and the policyholder dividend obligation.
(5)	Return on MetLife, Inc.’s common equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009 (2)
Ratio of earnings to fixed charges (1)	1.91	1.29	1.36	1.12	2.22	1.50	—

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, noncontrolling interests and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to bank deposits, interest credited to policyholder account balances, and an estimated interest component of rent expense. Interest costs of $31 million and $67 million related to variable interest entities are included in this computation for the six months ended June 30, 2014 and 2013, respectively. Excluding these costs would result in a ratio of earnings to fixed charges of 1.92 and 1.29 for the six months ended June 30, 2014 and 2013, respectively. Interest costs of $122 million, $163 million and $324 million related to variable interest entities are included in this computation for the years ended December 31, 2013, 2012 and 2011, respectively. Excluding these costs would result in a ratio of earnings to fixed charges of 1.37, 1.12 and 2.49 for the years ended December 31, 2013, 2012 and 2011, respectively.
(2)	Earnings were insufficient to cover fixed charges at a 1:1 ratio by $3,145 million for the year ended December 31, 2009, primarily due to increased derivatives losses on freestanding derivatives, partially offset by gains on embedded derivatives.

USE OF PROCEEDS

MetLife, Inc. will not receive any of the proceeds from the Remarketing. Proceeds from the Remarketing attributable to the Series E Debentures that are part of Normal Common Equity Units that are included in the Remarketing will be applied as follows:

•	100% of the aggregate principal amount of such Series E Debentures will be used to satisfy the obligations of holders of the related Normal Common Equity Units to purchase newly-issued Common Stock under the applicable Stock Purchase Contracts on October 8, 2014;

•	the Remarketing Fee will be paid to the Remarketing Agents; and

•	the balance of such proceeds will be paid to the holders of the related Normal Common Equity Units.

Original First Tranche Series E Debentures in $76,000 principal amount and Original Second Tranche Series E Debentures in $76,000 principal amount are not participating in the Remarketing, because the holders of the related Common Equity Units elected cash settlement in connection with the applicable Stock Purchase Contracts and therefore delivered an aggregate of $152,000 in cash to Deutsche Bank Trust Company Americas, as securities intermediary, to meet their obligations under such Stock Purchase Contracts. Such holders will receive like amounts of First Tranche Series E Debentures and Second Tranche Series E Debentures, respectively, no later than the third business day after the settlement of the Stock Purchase Contracts.

MetLife expects to use the $1.0 billion proceeds from the sale of the newly-issued Common Stock under the applicable Stock Purchase Contracts for general corporate purposes.

See “Relationship of the Common Equity Units to the Remarketing.”

CAPITALIZATION

The following table sets forth our consolidated capitalization at June 30, 2014, on an actual basis, and as adjusted to give effect to (i) the Remarketing of the Series E Debentures and (ii) the settlement of the related Stock Purchase Contracts. This information should be read in conjunction with the Second Quarter Form 10-Q and our other financial information incorporated by reference herein.

	June 30, 2014
	Actual (1)	As Adjusted (2)(3)
	(In millions)
Short-term debt	$100	$
Long-term debt (4)	16,783
Collateral financing arrangements	4,196
Junior subordinated debt securities	3,193

Total debt	24,272

MetLife, Inc.’s stockholders’ equity:
Preferred stock, par value	1
Common stock, par value	11
Additional paid-in capital	29,438
Retained earnings	29,259
Treasury stock, at cost	(176)
Accumulated other comprehensive income (loss)	11,058

Total MetLife, Inc.’s stockholders’ equity	69,591

Total capitalization	$93,863	$

(1)	Includes $1.0 billion aggregate principal amount of Original Series E Debentures.
(2)	Reflects $500 million aggregate principal amount of First Tranche Series E Debentures and $500 million aggregate principal amount of Second Tranche Series E Debentures.
(3)	Reflects newly-issued shares of Common Stock to be issued on October 8, 2014 upon settlement of the related Stock Purchase Contracts forming part of the Common Equity Units, based on an estimated settlement rate of shares of Common Stock per Stock Purchase Contract.
(4)	Includes $505 million of long-term debt relating to variable interest entities.

RELATIONSHIP OF THE COMMON EQUITY UNITS TO THE REMARKETING

In November 2010, MetLife, Inc. issued 40 million Common Equity Units, with an aggregate stated amount at issuance of $3.0 billion, to AM Holdings LLC (formerly known as ALICO Holdings LLC) (“AM Holdings”), a subsidiary of American International Group, Inc., in connection with MetLife, Inc.’s acquisition of American Life Insurance Company and Delaware American Life Insurance Company. In March 2011, AM Holdings sold, in public offering transactions, all 40 million Common Equity Units.

Each Common Equity Unit initially consisted of: (i) three Stock Purchase Contracts under which the holder must purchase and MetLife, Inc. must sell on each of three Stock Purchase Dates a variable number of shares of Common Stock, in each case for an aggregate purchase price of $25.00; and (ii)(a) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series C Debentures, (b) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series D Debentures and (c) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series E Debentures.

Effective September 15, 2012, each Original Series C Debenture converted into a unit consisting of two tranches, with each $2,000 principal amount of Original Series C Debentures thereafter consisting of (i) $1,000 principal amount of 1.756% Series C Senior Component Debentures, Tranche 1 and (ii) $1,000 principal amount of 3.048% Series C Senior Component Debentures, Tranche 2 (together, the “Series C Debentures”). The Series C Debentures, with an aggregate principal amount of $1.0 billion, were remarketed on September 27, 2012 and the related Stock Purchase Contracts were settled on October 10, 2012. Original Series D Debentures with an aggregate principal amount of $999,886,000 were remarketed on September 3, 2013 and Original Series D Debentures with an aggregate principal amount of $114,000 did not participate in the Remarketing after the holders delivered $114,000 in cash to Deutsche Bank Trust Company Americas, as securities intermediary, to meet obligations under the related Stock Purchase Contracts. The Stock Purchase Contracts related to the Original Series D Debentures were settled on September 11, 2013.

Following the remarketings of the Series C Debentures and Original Series D Debentures, the Common Equity Units, with an aggregate stated amount of $1.0 billion, each consisted of (i) one Stock Purchase Contract and (ii) a 1/40, or 2.50%, undivided beneficial interest in $1,000 principal amount of Original Series E Debentures.

Under the terms of the Original Series E Debentures and the Common Equity Units, MetLife, Inc. was obligated to appoint one or more nationally recognized investment banking firms to conduct this Remarketing on behalf of the holders of Normal Common Equity Units, pursuant to the Remarketing Agreement. Under the Remarketing Agreement, the Remarketing Agents have agreed to determine the interest rate per annum on each tranche of the Series E Debentures in order to generate proceeds from the Remarketing equal to at least the Successful Remarketing Proceeds Amount.

MetLife, Inc. will not receive any of the proceeds from the Remarketing. See “Use of Proceeds.” Pursuant to the Remarketing Agreement, the Remarketing Agents will retain the Remarketing Fee and the remaining net proceeds of the Remarketing of the Series E Debentures of each tranche that are part of Normal Common Equity Units that are included in the Remarketing will be applied as follows:

•	100% of the aggregate principal amount of such Series E Debentures will be used to satisfy the obligations of holders of the related Normal Common Equity Units to purchase newly-issued Common Stock under the applicable Stock Purchase Contracts on October 8, 2014; and

•	the balance of such proceeds will be paid to the holders of the related Normal Common Equity Units.

Original First Tranche Series E Debentures in $76,000 principal amount and Original Second Tranche Series E Debentures in $76,000 principal amount are not participating in the Remarketing, because the holders of the related Common Equity Units elected cash settlement in connection with the applicable Stock Purchase Contracts and therefore delivered an aggregate of $152,000 in cash to Deutsche Bank Trust Company Americas, as securities intermediary, to meet their obligations under such Stock Purchase Contracts. Such holders will receive like amounts of First Tranche Series E Debentures and Second Tranche Series E Debentures, respectively, no later than the third business day after the settlement of the Stock Purchase Contracts.

DESCRIPTION OF THE REMARKETED SERIES E DEBENTURES

A description of the specific terms of the Series E Debentures of MetLife, Inc. being offered in the Remarketing is set forth below. The description is qualified in its entirety by reference to the Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A.)), as trustee (the “Trustee”), as supplemented by the Twenty-Second Supplemental Indenture, dated as of November 1, 2010 (the “Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”), between MetLife, Inc. and the Trustee, under which the Original Series E Debentures were issued. The Senior Indenture has been qualified as an indenture under the Trust Indenture Act. The terms of the Indenture are those provided in the Indenture and those made part of the Indenture by the Trust Indenture Act. MetLife, Inc. has filed copies of the Senior Indenture and the Supplemental Indenture with the SEC under the Exchange Act. The Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part and the Supplemental Indenture is incorporated by reference as an exhibit to MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

The following description of certain terms of each tranche of the Series E Debentures and certain provisions of the Indenture supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Indenture in its entirety because it, and not this description, will define your rights as a beneficial holder of the Series E Debentures.

Certain Terms of the Series E Debentures

The Series E Debentures to be remarketed pursuant to this prospectus supplement and the accompanying prospectus is $999,848,000 in aggregate principal amount, consisting of $499,924,000 principal amount of the First Tranche Series E Debentures and $499,924,000 principal amount of the Second Tranche Series E Debentures.

The First Tranche Series E Debentures and the Second Tranche Series E Debentures will together comprise a series of senior debt securities described in the accompanying prospectus. Each tranche of the Series E Debentures was issued under the Indenture. The Series E Debentures are being Remarketed in denominations of $1,000.

The First Tranche Series E Debentures will initially have a stated maturity of June 15, 2018 and the Second Tranche Series E Debentures will initially have a stated maturity of June 15, 2045; provided, however, that following the settlement of the Remarketing the stated maturity of the First Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2017 (the “First Tranche Stated Maturity”) and the stated maturity of the Second Tranche Series E Debentures will be adjusted, effective October 8, 2014, to December 15, 2044 (the “Second Tranche Stated Maturity,” and the First Tranche Stated Maturity and the Second Tranche Stated Maturity, each the “Stated Maturity”).

Interest on the First Tranche Series E Debentures will accrue at     % per annum and interest on the Second Tranche Series E Debentures will accrue at     % per annum, in each case from, and including,                     , 2014. MetLife, Inc. will pay interest on each tranche of the Series E Debentures quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a “Interest Payment Date”), beginning on December 15, 2014 (or, if such day is not a Business Day, on the next succeeding Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable), to the persons in whose names the applicable Series E Debentures are registered as of the close of business on the preceding March 1, June 1, September 1 or December 1, as the case may be (whether or not a Business Day); provided, that on the December 15, 2014 Interest Payment Date, holders of record of each tranche of Series E Debentures as of the close of business on

December 1, 2014 will be entitled to receive a payment of accrued and unpaid interest on the principal amount of such Series E Debentures (i) at a rate of 2.463% per annum on the Original Series E Debentures of the related tranche for the period from, and including, September 15, 2014 to, but excluding,                     , 2014 and (ii) at a rate of     % per annum on the First Tranche Series E Debentures and     % per annum on the Second Tranche Series E Debentures, in each case for the period from, and including,                     , 2014 to, but excluding, December 15, 2014. Interest on each tranche of the Series E Debentures will be computed on the basis of a 360-day year consisting of twelve 30-day months. MetLife, Inc. does not have the right to defer payment of interest on the Series E Debentures. The Trustee will act as paying agent for both tranches of the Series E Debentures.

Notwithstanding anything to the contrary in this prospectus supplement, so long as the Series E Debentures of each tranche are in book-entry form, MetLife, Inc. will make payments of principal, premium, if any, and interest through the Trustee to DTC.

“Business Day” means, with respect to each tranche of the Series E Debentures, any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, executive order or regulation to close.

Neither tranche of the Series E Debentures will be entitled to any sinking fund.

Each tranche of the Series E Debentures and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

MetLife, Inc. may, without the consent of the holders of Series E Debentures of either tranche, issue additional senior debt securities having the same ranking and the same interest rate, maturity and other terms as the Series E Debentures of each tranche offered by this prospectus supplement, except for the issue price and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional senior debt securities having such similar terms will, together with the Series E Debentures offered by this prospectus supplement, constitute a single series of senior debt securities under the Indenture. No additional senior debt securities of the same series as the Series E Debentures may be issued unless such additional senior debt securities are treated as fungible with the Series E Debentures for U.S. federal income tax purposes. No additional senior debt securities of the same series as the Series E Debentures may be issued if an Event of Default has occurred and is continuing with respect to the Series E Debentures of either tranche.

Ranking

Following the Remarketing, the Series E Debentures will be unsecured obligations of MetLife, Inc. and rank equally in right of payment with all of MetLife, Inc.’s existing and future unsecured and unsubordinated indebtedness. The Series E Debentures will rank senior to any subordinated indebtedness of MetLife, Inc.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary’s liquidation or reorganization or otherwise (and thus the ability of the holders of Series E Debentures to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the Series E Debentures will be effectively subordinated to all existing and future liabilities of its subsidiaries, and claimants should look only to its assets for payment thereunder. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc., including senior debt. At June 30, 2014, MetLife, Inc. had $15.4 billion of senior debt outstanding and its subsidiaries had $4.3 billion of total debt outstanding, which includes $505 million relating to variable interest entities and excludes intercompany liabilities.

Optional Redemption

MetLife, Inc. will not have the right to redeem any Series E Debentures before October 8, 2016. On and after October 8, 2016, MetLife, Inc. has the right, at its option, at any time, and from time to time, to redeem all or any part of each tranche of the Series E Debentures, on any date selected by MetLife, Inc. (a “Redemption Date”), at a price payable in cash equal to the Debenture Redemption Price (as defined below). To exercise its right to redeem any tranche of the Series E Debentures, MetLife, Inc. must send notice of such redemption to holders of the applicable tranche of the Series E Debentures to be redeemed not less than 30 days nor more than 90 days before the applicable Redemption Date. Notwithstanding the foregoing, MetLife, Inc. will not exercise its right to redeem any of the First Tranche Series E Debentures prior to the First Tranche Stated Maturity.

“Debenture Redemption Price” means, with respect to each Series E Debenture to be redeemed on a Redemption Date, the sum of (1) the greater of (A) the principal amount of such Series E Debenture; and (B) the present value, as of such Redemption Date, of all remaining scheduled principal and interest payments on such Series E Debenture from, but excluding, such Redemption Date through, and including, the applicable Stated Maturity date of the principal of such Series E Debenture (not including any portion of such payments of interest that have accrued, or for which the regular record date has occurred, as of such Redemption Date), such present value to be calculated using discounting, on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months, at a discount rate equal to the lesser of (i) the Treasury Rate (as defined below) plus 50 basis points and (ii) 15%; and (2) (without duplication) unpaid interest that has accrued on such Series E Debenture to, but excluding, such Redemption Date; provided, however, that if such Redemption Date is after the regular record date for a payment of interest on such Series E Debenture and on or before the next Interest Payment Date of such Series E Debenture, then (x) such payment of interest will, notwithstanding such redemption, be made, on such Interest Payment Date, to the holder of such Series E Debenture as of the close of business on such regular record date (whether or not a Business Day); (y) for avoidance of doubt, such present value in clause (1)(B) above will be calculated excluding such payment of interest; and (z) the amount described in clause (2) above will be deemed to be equal to zero. The present value to be calculated pursuant to clause (1)(B) above will be calculated assuming that the interest rate of such Series E Debenture in effect at the open of business on the applicable Redemption Date will not thereafter be changed.

“Treasury Rate” means, with respect to any Redemption Date for a Series E Debenture to be redeemed, the prevailing market yield per annum of the benchmark U.S. Treasury Security having a remaining maturity, as of such Redemption Date, that most closely corresponds to the applicable Stated Maturity of the principal of such Series E Debenture. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

The First Tranche Series E Debentures and the Second Tranche Series E Debentures may be redeemed independently of each other.

Events of Default

An “Event of Default,” when used in the Indenture with respect to either tranche of the Series E Debentures means any of the following:

•	MetLife, Inc. defaults in the payment of any installment of interest upon the Series E Debentures of such tranche, as and when the same becomes due and payable, and the continuance of such default for a period of 30 consecutive days;

•	MetLife, Inc. defaults in the payment of the principal of the Series E Debentures of such tranche as and when the same becomes due and payable, whether at maturity, upon redemption or otherwise;

•

MetLife, Inc. fails to observe or perform any other of its covenants or agreements with respect to such tranche of the Series E Debentures contained in the Indenture (other than a covenant or agreement that has been expressly included in the Indenture solely for the benefit of one or more series of senior debt securities other than the Series E Debentures) for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” under the Indenture, is given to MetLife, Inc. by the Trustee, by registered or certified mail, or to MetLife, Inc. and the Trustee by the holders of at least 25% in principal amount of such tranche of the Series E Debentures at the time outstanding;

•	the entry by a court of competent jurisdiction of:

•	a decree or order for relief in respect of MetLife, Inc. in an involuntary proceeding under Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors, and such decree or order will remain unstayed and in effect for a period of 60 consecutive days;

•	a decree or order adjudging MetLife, Inc. to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of MetLife, Inc., and such decree or order will remain unstayed and in effect for a period of 60 consecutive days; or

•	a final and non-appealable order appointing a custodian of MetLife, Inc., or of any substantial part of the property of MetLife, Inc., or ordering the winding up or liquidation of the affairs of MetLife, Inc.; or

•	MetLife, Inc., pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal or state bankruptcy, insolvency, reorganization or other law for the relief of debtors, either (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) files a petition or answer or consent seeking reorganization or relief or consents to such filing or to the appointment of or taking possession by a custodian of it or for all or substantially all of its property, and such custodian is not discharged within 60 days; (4) makes a general assignment for the benefit of its creditors; or (5) admits in writing its inability to pay its debts generally as they become due.

Notices

MetLife, Inc. will mail notices to the addresses of the holders of the Series E Debentures that are shown on the register for the Series E Debentures of the relevant tranche.

Book-Entry; Delivery and Form

The Series E Debentures of each tranche will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Series E Debentures of the related tranche in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, Series E Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Series E Debentures in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the Series E Debentures of each tranche will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global

Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Series E Debentures represented by such Global Security for all purposes under the Indenture. Except as provided below, the actual owners of the Series E Debentures of the relevant tranche represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the Series E Debentures represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Series E Debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the Series E Debentures of either tranche. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the Indenture by, holders of the Series E Debentures of either tranche, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the Series E Debentures of each tranche. The Series E Debentures of each tranche will be in fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the Series E Debentures of each tranche and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of each tranche of Series E Debentures under DTC’s system must be made by or through Direct Participants, which will receive a credit for such Series E Debentures on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in each tranche of Series E Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in any Series E Debentures, except in the limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all Series E Debentures deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the Series E Debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Series E Debentures. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Series E Debentures. Under its usual procedures, DTC mails an Omnibus Proxy to MetLife, Inc. as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the Series E Debentures will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Trustee or MetLife, Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is MetLife, Inc.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies MetLife, Inc. that it is unwilling or unable to continue to act as securities depositary for either tranche of the Series E Debentures and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies MetLife, Inc., and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (iii) any Event of Default or default under the Indenture has occurred and is continuing; or (iv) subject to the procedures of DTC, a Beneficial Owner provides a written request, upon 60 days prior notice to MetLife, Inc. and the Trustee, that such Beneficial Owner’s interest in the Series E Debentures of a tranche represented by a Global Security is to be exchanged for an equivalent interest in Series E Debentures of such tranche in definitive form; then (x) security certificates may be prepared by MetLife, Inc. with respect to the Series E Debentures of such tranche and delivered to the Trustee and (y) upon surrender of the Global Securities representing the Series E Debentures of such tranche by DTC (or any successor securities depositary), accompanied by registration instructions, MetLife, Inc. will cause security certificates in definitive form representing the Series E Debentures of such tranche to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the Remarketing Agents. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Remarketing Agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the Series E Debentures to or receiving interests in the Series E Debentures from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the Series E Debentures received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such Series E Debentures settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Series E Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Series E Debentures among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material United States federal income tax consequences of the purchase, ownership and disposition of Series E Debentures to Holders (as defined below) who purchase Series E Debentures in the Remarketing at the offering price and hold the Series E Debentures as capital assets. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the applicable U.S. Treasury regulations (including temporary and proposed U.S. Treasury regulations issued thereunder), rulings of the Internal Revenue Service (the “IRS”) and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

This discussion does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision by Holders to acquire the Series E Debentures in the Remarketing and does not address all aspects of United States federal income taxation that may be relevant to Holders in light of their particular circumstances, such as Holders who are subject to special tax treatment (for example, (1) partnerships, banks, financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers and certain traders in securities or currencies, tax-exempt organizations, retirement plans or certain former citizens or residents of the United States; (2) persons holding Series E Debentures as part of a straddle, hedge, conversion transaction or other integrated investment; and (3) persons whose functional currency is not the U.S. dollar). In addition, the discussion does not address alternative minimum taxes, U.S. federal estate or gift tax consequences, U.S. state or local taxes, or foreign taxes. If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds Series E Debentures, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Series E Debentures should consult its tax advisor concerning the United States federal, state and local and foreign income and other tax consequences.

Prospective investors are urged to consult their own tax advisors with respect to the United States federal income tax consequences of the purchase, ownership and disposition of Series E Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign or other tax laws.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Series E Debentures that is, for United States federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to United States federal income tax regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons (as determined for United States federal income tax purposes) have the authority to control all of its substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. For purposes of this discussion, the term “Non-U.S. holder” means a beneficial owner of the Series E Debentures (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder, and U.S. holders and Non-U.S. holders shall be referred to collectively as “Holders.”

By purchasing the Series E Debentures, Holders have agreed to treat the Series E Debentures as indebtedness for United States federal income tax purposes. We expect to treat, and will report accordingly, the Series E Debentures in the same manner.

The purchase price of the Series E Debentures sold in the Remarketing will include an amount of interest attributable to interest accrued for the period prior to the Remarketing. We believe that the portion of the first interest payment received on the Series E Debentures that is equal to such amount should be treated as a return of such pre-acquisition accrued interest, rather than as interest payable on the Series E Debentures as described below. If this position is respected, as will be assumed for purposes of the remainder of this discussion, our payment of such amounts would not be treated as taxable income to you. You should consult your own tax advisor concerning the tax treatment of any pre-acquisition accrued interest on Series E Debentures.

Tax Consequences to U.S. Holders

Interest Income

Interest paid on the Series E Debentures will be taxable to U.S. holders as ordinary interest income at the time it is received or accrued, depending upon the method of tax accounting applicable to such U.S. holder.

Bond Premium

Generally, a U.S. holder will have bond premium on a Series E Debenture to the extent that the amount paid by such U.S. holder in connection with the acquisition of such Series E Debenture (other than the portion of such amount attributable to pre-acquisition accrued interest) exceeds the sum of all amounts (other than stated interest) payable on such Series E Debenture after its acquisition by such U.S. holder. Such U.S. holder generally may elect to amortize such bond premium on a constant yield basis by offsetting the interest income on such Series E Debenture allocable to an accrual period with the premium allocable to such accrual period. Because the Series E Debentures may be redeemed by us prior to their respective Stated Maturity, however, special rules may reduce or eliminate the amount of bond premium that a U.S. holder may amortize with respect to a Series E Debenture, or may impact the timing of such amortization. The election to amortize bond premium, once made by a U.S. holder, will apply to all taxable bonds held by such U.S. holder during or after the taxable year for which the election is made (except for bonds for which the election described in the next sentence is made) and may not be revoked without the consent of the IRS. Alternatively, and regardless of whether a U.S. holder has previously made the election described earlier in this paragraph, such U.S. holder may be able to elect to amortize bond premium pursuant to rules similar to those applicable to original issue discount, by treating all interest on a Series E Debenture as original issue discount (in which event such U.S. holder will be deemed to have made the election described earlier in this paragraph with respect to its other taxable bonds). Each U.S. holder should consult its own tax advisor regarding the consequences of electing to amortize bond premium or to treat all interest on a Series E Debenture as original issue discount.

Sale, Redemption or Other Taxable Disposition of the Series E Debentures

U.S. holders of the Series E Debentures will generally recognize capital gain or loss upon the sale, redemption or other taxable disposition of such Series E Debentures (except to the extent such amount is attributable to accrued interest, which will be taxable as ordinary interest income to the extent such interest has not been previously included in income). The gain or loss recognized by a U.S. holder will be equal to the difference between the proceeds received in exchange for such U.S. holder’s Series E Debentures (other than any proceeds attributable to accrued interest) and such U.S. holder’s adjusted United States federal income tax basis in such Series E Debentures. A U.S. holder’s adjusted tax basis in the Series E Debentures acquired in the Remarketing will generally equal the amount that such U.S. holder paid for the Series E Debentures (excluding amounts attributable to pre-acquisition accrued interest), reduced by any bond premium on such Series E Debentures that has been used by such U.S. holder to offset interest income on such Series E Debentures. The gain or loss recognized on the sale, redemption or other taxable disposition of the Series E Debentures will be long-term capital gain or loss if such Series E Debentures were held for more than one year immediately prior to such disposition. Subject to certain exceptions, long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax

A 3.8 percent Medicare contribution tax is imposed on all or a portion of the net investment income, including interest, dividends, and capital gain, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of certain estates and trusts.

Tax Consequences to Non-U.S. Holders

Interest Income

Generally, payments of interest on the Series E Debentures to a Non-U.S. holder will be considered “portfolio interest” and will not be subject to United States federal income or withholding tax (other than the possible imposition of FATCA withholding, as described below), provided that:

•	such payments are not effectively connected with the conduct of a U.S. trade or business by such Non-U.S. holder;

•	such Non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations, and such Non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;

•	such Non-U.S. holder is not a bank for United States federal income tax purposes whose receipt of interest is described in Section 881(c)(3)(A) of the Code; and

•	such Non-U.S. holder either (a) provides its name, address and certain other information on an IRS Form W-8BEN or Form W-8BEN-E (or a suitable substitute form), and certifies, under penalties of perjury, that such Non-U.S. holder is not a U.S. person or (b) holds its Series E Debentures through certain foreign intermediaries or certain foreign partnerships and certain special certification requirements are satisfied.

If a Non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% United States federal income withholding tax unless a tax treaty applies or the interest payments are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business. If a tax treaty applies to a Non-U.S. holder under these circumstances, such Non-U.S. holder may be eligible for a reduced rate of withholding. In order to claim any exemption from or reduction in the 30% withholding tax under an applicable treaty, such Non-U.S. holder will need to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty.

Interest payments made on the Series E Debentures that are effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business (and where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. holder) are not subject to the 30% United States federal income withholding tax, so long as such Non-U.S. holder provides a valid IRS Form W-8ECI (or an acceptable substitute form) certifying, under penalties of perjury, that the Non-U.S. holder is a non-U.S. person and the interest is effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business and is includable in the Non-U.S. holder’s gross income. Instead, such Non-U.S. holder will be subject to United States federal income tax on such payments on a net income basis in the same manner as if such Non-U.S. holder were a U.S. holder. In addition, in certain circumstances, if such Non-U.S. holder is a foreign corporation, such Non-U.S. holder may be subject to a 30% (or, if a tax treaty applies, such lower rate as may be provided) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of the Series E Debentures

Any gain realized on the sale, redemption or other disposition of the Series E Debentures by a Non-U.S. holder will generally not be subject to United States federal income tax unless:

•	such gain is effectively connected with such Non-U.S. holder’s conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by the Non-U.S. holder); or

•	such Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

If the first bullet point above applies, the Non-U.S. holder will generally be taxed on its net gain derived from the sale, redemption or other disposition of the Series E Debentures at the regular graduated rates and in the manner applicable to U.S. holders and, if the Non-U.S. holder is a foreign corporation, a 30% branch profits tax may also apply (or, if a tax treaty applies, such lower rate as may be provided thereunder).

If the second bullet point above applies, the Non-U.S. holder will be subject to a 30% tax on gain derived from the sale, redemption or other disposition of the Series E Debentures.

Backup Withholding and Information Reporting

Unless a U.S. holder is an exempt recipient, such as certain corporations, payments made to such U.S. holder with respect to the Series E Debentures may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if such U.S. holder fails to comply with applicable United States information reporting and certification requirements. A Non-U.S. holder may be required to comply with certain certification procedures to establish that the Non-U.S. holder is not a U.S. person in order to avoid such information reporting and backup withholding tax. In addition, the amount of interest paid on the Series E Debentures to a Non-U.S. holder and the amount of tax, if any, withheld with respect to those payments generally must be reported to the IRS and to such Non-U.S. holder. Copies of information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. holder resides under the provisions of an applicable tax treaty or tax information exchange agreement.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be allowed as a credit against a Holder’s United States federal income tax liability provided such Holder furnishes the required information to the IRS in a timely manner.

Foreign Account Tax Compliance Act (“FATCA”) Withholding

FATCA generally imposes a 30% withholding tax on interest payments made after June 30, 2014, and gross proceeds paid after December 31, 2016, to (i) foreign financial institutions, including non-U.S. investment funds, unless they agree to collect and disclose to the IRS or other applicable tax authority information regarding their direct and indirect U.S. account holders and (ii) certain other foreign entities, unless they certify certain information regarding their direct and indirect U.S. owners. To avoid FATCA withholding, foreign financial institutions will need to (i) enter into and comply with agreements with the IRS that state that they will provide the IRS or other applicable tax authority certain information, including the names, addresses and taxpayer identification numbers of direct and indirect U.S. account holders, comply with due diligence procedures with respect to the identification of U.S. accounts, report to the IRS certain information with respect to U.S. accounts maintained, agree to withhold tax on certain payments made to non-compliant foreign financial institutions or to account holders who fail to provide the required information, and determine certain other information as to their account holders, or (ii) in the event that an applicable intergovernmental agreement and implementing legislation are adopted, provide local revenue authorities with similar account holder information. Other foreign entities will need to either provide the name, address, and taxpayer identification number of each substantial U.S. owner or certifications of no substantial U.S. ownership unless certain exceptions apply or agree to provide certain information to other revenue authorities for transmittal to the IRS. Under certain circumstances, a Holder may be eligible for refunds or credits of tax withheld under FATCA.

Because the Series E Debentures were originally issued before July 1, 2014, FATCA withholding should not apply to payments of interest or gross proceeds with respect to the Series E Debentures, unless there is a significant modification to the terms of the Series E Debentures of either tranche. We believe that the remarketing will not be a significant modification for this purpose. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES E DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

The Remarketing is being conducted pursuant to the Remarketing Agreement. Under the Remarketing Agreement, the Remarketing Agents have agreed to use their commercially reasonable efforts to remarket each tranche of Series E Debentures at a price which results in proceeds of at least the Successful Remarketing Proceeds Amount.

The Remarketing Agents will retain a total Remarketing Fee equal to the sum of (i)             basis points (    %) of the aggregate principal amount attributable to the First Tranche Series E Debentures that are included in the Remarketing and (ii)     basis points (    %) of the aggregate principal amount attributable to the Second Tranche Series E Debentures that are included in the Remarketing. Neither we nor the holders of Series E Debentures of either tranche participating in this Remarketing will otherwise be responsible for any remarketing fee or commission in connection with this Remarketing.

We have been advised by the Remarketing Agents that they propose initially to remarket the Series E Debentures of each tranche to investors at the prices to the public set forth on the cover page of this prospectus supplement.

The Series E Debentures have no established trading market. The Remarketing Agents have advised us that they intend to make a market for the Series E Debentures, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the Series E Debentures.

In addition to the Remarketing Fee, MetLife, Inc. estimates that its expenses for the Remarketing will be approximately $1.3 million.

MetLife, Inc. has agreed to indemnify the Remarketing Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Remarketing Agents may be required to make in respect of any such liabilities.

In connection with the Remarketing, the Remarketing Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Series E Debentures. The Remarketing Agents may bid for, and purchase, Series E Debentures to stabilize the price of the Series E Debentures. In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of these purchases. MetLife, Inc. and the Remarketing Agents make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series E Debentures. In addition, MetLife, Inc. and the Remarketing Agents make no representation that the Remarketing Agents will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In the ordinary course of their respective businesses, the Remarketing Agents and their affiliates have engaged, and may in the future engage, in commercial, investment or retail banking transactions with us and our affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of some of the lenders under MetLife, Inc.’s credit agreements are acting as Remarketing Agents for the Remarketing.

In the ordinary course of their various business activities, the Remarketing Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of MetLife, Inc. The Remarketing Agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of each tranche of Series E Debentures will be made against payment therefor on or about                     , 2014, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series E Debentures of either tranche on the date of pricing or the next succeeding business days will be required, by virtue of the fact that the Series E Debentures initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Series E Debentures who wish to trade such Series E Debentures on the date of pricing or the next succeeding business days should consult their own advisors.

Notice to Prospective Investors in the United States of America

The Series E Debentures may not be acquired or held by any person who is an employee benefit plan or other plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, or who is acting on behalf of or investing the assets of any such plan or arrangement, unless the acquisition and holding of the Series E Debentures by such person will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Offering Restrictions

Each Remarketing Agent has represented and agreed with MetLife, Inc. as set forth below with respect to the following jurisdictions:

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Remarketing Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Series E Debentures which are the subject of the offering contemplated by this prospectus supplement and accompanying prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the other Remarketing Agents for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series E Debentures shall require MetLife, Inc. or any Remarketing Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, (i) the expression an “offer of Series E Debentures to the public” in relation to any Series E Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series E Debentures to be offered so as to enable an investor to decide to purchase or subscribe for the Series E Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each Remarketing Agent has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Series E Debentures which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of such Act does not apply to MetLife, Inc., and that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Series E Debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The Series E Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Series E Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series E Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Series E Debentures have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No.25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each Remarketing Agent has represented and agreed that it has not offered or sold and will not offer or sell any Series E Debentures, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series E Debentures may not be circulated or distributed, nor may the Series E Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Series E Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Series E Debentures pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

The Series E Debentures may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Series E Debentures have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Series E Debentures may not be re-sold to South Korean residents unless the purchaser of the Series E Debentures complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

LEGAL OPINIONS

Certain legal matters will be passed upon for MetLife, Inc. by Matthew Ricciardi, Chief Counsel — General Corporate of MetLife Group, Inc., an affiliate of MetLife, Inc. Certain legal matters, including the validity of the Series E Debentures, will be passed upon by Willkie Farr & Gallagher LLP, New York, New York. Mr. Ricciardi is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. Common Stock. Debevoise & Plimpton LLP, New York, New York is acting as counsel to the Remarketing Agents. Debevoise & Plimpton LLP has in the past provided, and continues to provide, legal services to MetLife. Willkie Farr & Gallagher LLP and Debevoise & Plimpton LLP each maintain various group insurance policies with Metropolitan Life Insurance Company, a subsidiary of MetLife, Inc.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of MetLife, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated February 26, 2014, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

METLIFE, INC.

DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,

COMMON STOCK, WARRANTS, PURCHASE CONTRACTS AND UNITS

METLIFE CAPITAL TRUST V

METLIFE CAPITAL TRUST VI

METLIFE CAPITAL TRUST VII

METLIFE CAPITAL TRUST VIII

METLIFE CAPITAL TRUST IX

TRUST PREFERRED SECURITIES

Fully and Unconditionally Guaranteed by MetLife, Inc.,

As Described in this Prospectus and the Accompanying Prospectus Supplement

MetLife, Inc., or any of the trusts named above, may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. MetLife, Inc., or any of the trusts named above, will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

MetLife, Inc., or any of the trusts named above, may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

MetLife, Inc.’s common stock is listed on the New York Stock Exchange under the trading symbol “MET”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of these securities will be listed on a securities exchange, other than MetLife, Inc.’s common stock.

MetLife, Inc., or any of the trusts named above, or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Investing in MetLife, Inc.’s securities or the securities of the trusts involves risk. See “Risk Factors” on page 1 of this prospectus.

None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Financial Services or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2013

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “MetLife,” “we,” “our,” “us,” or “the Company” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, together with its subsidiaries and affiliates, while references to “MetLife, Inc.” refer only to the holding company on an unconsolidated basis. References in this prospectus to the “trusts” refer to MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX.

This prospectus is part of a registration statement that MetLife, Inc. and the trusts filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, MetLife, Inc. may, from time to time, sell any combination of debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units and the trusts may, from time to time, sell trust preferred securities guaranteed by MetLife, Inc., as described in this prospectus, in one or more offerings in one or more currencies, currency units or composite currencies. This prospectus provides you with a general description of the securities MetLife, Inc. and the trusts may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. Neither MetLife, Inc. nor the trusts have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the trusts are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in MetLife, Inc.’s securities or the securities of the trusts involve risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the SEC. These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may control the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about MetLife, Inc., its subsidiaries or affiliates, or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about MetLife, Inc. and its subsidiaries and affiliates may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as MetLife, Inc.’s other public filings, which are available without charge through the SEC website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.’s common stock is listed and traded on the New York Stock Exchange under the symbol “MET”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of MetLife, Inc.’s Current Reports on

Form 8-K is not incorporated by reference in this registration statement and prospectus. MetLife, Inc. incorporates by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013;

•	Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.’s common stock;

•	Definitive Proxy Statement filed on March 22, 2013; and

•	Current Reports on Form 8-K filed on January 8, 2013, January 14, 2013, February 7, 2013, February 15, 2013, March 4, 2013, March 5, 2013, March 13, 2013, April 22, 2013, April 26, 2013, May 15, 2013, June 26, 2013, July 31, 2013 (only with respect to the Item 5.02 information), August 2, 2013, August 15, 2013, September 6, 2013, September 10, 2013, September 20, 2013, November 13, 2013 and November 15, 2013.

MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, until MetLife, Inc. and the trusts file a post-effective amendment which indicates the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of MetLife, Inc.’s Current Reports on Form 8-K, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., 1095 Avenue of the Americas, New York, New York 10036, by electronic mail (metir@metlife.com) or by telephone (212-578-2211). You may also obtain some of the documents incorporated by reference into this prospectus at MetLife’s website, www.metlife.com. All other information contained on MetLife’s website is not a part of this prospectus.

METLIFE, INC.

MetLife is a leading global provider of insurance, annuities and employee benefit programs throughout the United States, Japan, Latin America, Asia, Europe and the Middle East. Through its subsidiaries and affiliates, MetLife offers life insurance, annuities, property & casualty insurance, and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

MetLife, Inc. is a holding company for its insurance and financial subsidiaries and does not have any significant operations of its own. Dividends from its subsidiaries and permitted payments to it under its tax sharing arrangements with its subsidiaries are its principal sources of cash to meet its obligations and to pay preferred and common stock dividends. MetLife, Inc.’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year. Statutory accounting practices, as prescribed by insurance regulators of various states in which we conduct business, differ in certain respects from accounting principles used in financial statements prepared in conformity with GAAP. The significant differences relate to the treatment of DAC, certain deferred income tax, required investment reserves, reserve calculation assumptions, goodwill and surplus notes.

MetLife, Inc. is incorporated under the laws of the State of Delaware. MetLife, Inc.’s principal executive offices are located at 200 Park Avenue, New York, New York 10166-0188, and its telephone number is 212-578-2211.

THE TRUSTS

MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX are statutory trusts formed on October 31, 2007 under Delaware law pursuant to declarations of trust between the trustees named therein and MetLife, Inc. and the filing of certificates of trust with the Secretary of State of the State of Delaware. MetLife, Inc., as sponsor of the trusts, and the trustees named in the declarations of trust will amend and restate the declarations of trust in their entirety substantially in the forms which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, as of or prior to the date the trusts issue any trust preferred securities. The declarations of trust will be qualified as indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The trusts exist for the exclusive purposes of:

•	issuing trust preferred securities offered by this prospectus and common securities to MetLife, Inc.;

•	investing the gross proceeds of the trust preferred securities and common securities in related series of debt securities, which may be senior or subordinated, issued by MetLife, Inc.; and

•	engaging in only those other activities which are necessary, appropriate, convenient or incidental to the purposes set forth above.

The payment of periodic cash distributions on the trust preferred securities and payments on liquidation and redemption with respect to the trust preferred securities, in each case to the extent the trusts have funds legally and immediately available, will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.”

MetLife, Inc. will own, directly or indirectly, all of the common securities of the trusts. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if MetLife, Inc. defaults on the related series of debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the trust preferred securities in priority of payment.

The trusts’ activities will be conducted by the trustees appointed by MetLife, Inc., as the direct or indirect holder of all of the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust. However, the number of trustees shall be at least three, at least one of which shall be an administrative trustee. The duties and obligations of the trustees will be governed by the declaration of trust for each trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with MetLife, Inc. One trustee of each trust will be a financial institution which will be unaffiliated with MetLife, Inc. and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement. In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

The property trustee will hold title to the debt securities for the benefit of the holders of the trust securities and the property trustee will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debt securities for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from this property account.

The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are provided in the declarations of trust of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX, including any amendments thereto, the trust preferred securities, the Delaware Statutory Trust Act of 1988, as amended, and the Trust Indenture Act.

MetLife, Inc. will pay all fees and expenses related to the trusts and the offering of trust preferred securities. The principal offices of each trust is: BNY Mellon Trust of Delaware, Suite 102, Newark, Delaware 19711, Attention: Corporate Trust Administration. The telephone number of each trust is: 302-283-8905.

Please read the prospectus supplement relating to the trust preferred securities for further information concerning the trusts and the trust preferred securities.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering. Unless otherwise indicated in an accompanying prospectus supplement, the trusts will use all of the proceeds they receive from the sale of trust preferred securities to purchase debt securities issued by MetLife, Inc.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth MetLife’s historical ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011	2010	2009 (2)	2008
Ratio of earnings to fixed charges (1)	1.34	1.24	1.12	2.22	1.50	—	1.93

(1)	For purposes of this computation, earnings are defined as income before provision for income tax and discontinued operations and excluding undistributed income and losses from equity method investments, noncontrolling interests and fixed charges, excluding capitalized interest. Fixed charges are the sum of interest and debt issue costs, interest credited to bank deposits, interest credited to policyholder account balances, and an estimated interest component of rent expense. Interest costs of $96 million and $125 million related to variable interest entities are included in this computation for the nine months ended September 30, 2013 and 2012, respectively. Excluding these costs would result in a ratio of earnings to fixed charges of 1.35 and 1.24 for the nine months ended September 30, 2013 and 2012, respectively. Interest costs of $163 million, $324 million and $411 million related to variable interest entities are included in this computation for the years ended December 31, 2012, 2011 and 2010, respectively. Excluding these costs would result in a ratio of earnings to fixed charges of 1.12, 2.49 and 1.53 for the years ended December 31, 2012, 2011 and 2010, respectively.
(2)	Earnings were insufficient to cover fixed charges at a 1:1 ratio by $3,145 million for the year ended December 31, 2009, primarily due to increased derivatives losses on freestanding derivatives, partially offset by gains on embedded derivatives.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, depositary shares, common stock, warrants, purchase contracts and units that MetLife, Inc. may sell from time to time, and the trust preferred securities guaranteed by MetLife, Inc. that the trusts may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that MetLife, Inc. may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Senior Indenture, dated as of November 9, 2001 (the “Senior Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as trustee, and subordinated debt securities will be issued under the Subordinated Indenture, dated as of June 21, 2005 (the “Subordinated Indenture”), between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The Senior Indenture and the Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct unsecured obligations of MetLife, Inc. The senior debt securities will rank equally with all of MetLife, Inc.’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s present and future senior indebtedness.

Because MetLife, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, including Metropolitan Life Insurance Company, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent MetLife, Inc. may be recognized as a creditor of that subsidiary. Accordingly, MetLife, Inc.’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries, and holders of debt securities should look only to MetLife, Inc.’s assets for payment thereunder.

The Indentures do not limit the aggregate principal amount of debt securities that MetLife, Inc. may issue and provide that MetLife, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. MetLife, Inc. may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. None of the Indentures limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which MetLife, Inc. will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which MetLife, Inc. will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if MetLife, Inc. possesses the option to do so, the periods within which and the prices at which MetLife, Inc. may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	MetLife, Inc.’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which MetLife, Inc. will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which MetLife, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which MetLife, Inc. will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or MetLife, Inc.’s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for MetLife, Inc.’s common stock or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•	whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of MetLife, Inc.’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest in respect of indebtedness of MetLife, Inc. for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by MetLife, Inc.;

•	all capital lease obligations of MetLife, Inc.;

•	all obligations of MetLife, Inc. issued or assumed as the deferred purchase price of property, all conditional sale obligations of MetLife, Inc. and all obligations of MetLife, Inc. under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of MetLife, Inc. for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of MetLife, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which MetLife, Inc. is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of MetLife, Inc. (whether or not such obligation is assumed by MetLife, Inc.).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by MetLife, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•	any indebtedness of MetLife, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with MetLife, Inc. that is a financing vehicle of MetLife, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by MetLife, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

At September 30, 2013 and December 31, 2012, Senior Indebtedness aggregated approximately $15.4 billion and $15.7 billion, respectively. The amount of Senior Indebtedness which MetLife, Inc. may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if MetLife, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, MetLife, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, MetLife, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of MetLife, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by MetLife, Inc. for the benefit of creditors; or

•	any other marshaling of MetLife, Inc.’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

None of the Indentures limit the issuance of additional Senior Indebtedness.

If debt securities are issued to a trust in connection with the issuance of trust preferred securities, such debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenants shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither MetLife, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any debt which is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor.

However, this restriction will not apply if the debt securities then outstanding are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any senior debt securities are outstanding and subject to the provisions of the Senior Indenture regarding mergers, consolidations and sales of assets, neither MetLife, Inc. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Metropolitan Life Insurance Company;

•	any successor to substantially all of the business of Metropolitan Life Insurance Company which is also a subsidiary of MetLife, Inc.; or

•	any corporation (other than MetLife, Inc.) having direct or indirect control of Metropolitan Life Insurance Company or any such successor;

except for, in each case:

•	a sale or other disposition of any of such stock to a wholly-owned subsidiary of MetLife, Inc. or of such subsidiary; or

•	a sale or other disposition of all of such stock for at least fair value (as determined by MetLife, Inc.’s board of directors acting in good faith); or a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at MetLife, Inc.’s request or the request of any of MetLife, Inc.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

(i) MetLife, Inc. may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of MetLife, Inc. and (ii) no corporation may merge with or into or consolidate with MetLife, Inc. or, except for any direct or indirect wholly-owned subsidiary of MetLife, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to MetLife, Inc., unless:

•

MetLife, Inc. is the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than MetLife, Inc., has expressly assumed by supplemental indenture all the obligations of MetLife, Inc. under the debt securities, the Indentures, and any guarantees of trust preferred securities or common securities issued by the trusts;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing;

•	if at the time any trust preferred securities are outstanding, such transaction is not prohibited under the applicable declaration of trust and the applicable trust preferred securities guarantee; and

•	MetLife, Inc. delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	MetLife, Inc.’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	MetLife, Inc.’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	MetLife, Inc.’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after MetLife, Inc. receives notice of such failure;

•	certain defaults with respect to MetLife, Inc.’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt);

•	certain events of bankruptcy, insolvency or reorganization of MetLife, Inc.; and

•	certain events of dissolution or winding-up of the trusts in the event that debt securities are issued to the trusts or a trustee of the trusts in connection with the issuance of securities by the trusts.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the applicable Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against MetLife, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

MetLife, Inc. is required to furnish annually to the trustee statements as to MetLife, Inc.’s compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, MetLife, Inc. may discharge or defease its obligations under each Indenture as set forth below.

MetLife, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, MetLife, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, MetLife, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, MetLife, Inc. shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

MetLife, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, MetLife, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. MetLife, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

•	reduce the requirements contained in the Indentures for quorum or voting; or

•	modify any of the above provisions.

If debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the trust preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

Each Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such Indenture which is affected by the modification or amendment to waive MetLife, Inc.’s compliance with certain covenants contained in such Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as MetLife, Inc. may designate for such purpose from time to time. Notwithstanding the foregoing, at MetLife, Inc.’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by MetLife, Inc. and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by MetLife, Inc. for the debt securities of a particular series will be named in the applicable prospectus supplement. MetLife, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that MetLife, Inc. will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by MetLife, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to MetLife, Inc. upon request, and the holder of such debt security thereafter may look only to MetLife, Inc. for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies MetLife, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	MetLife, Inc. determines, in its sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by MetLife, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under (i) the Senior Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)) and (ii) the Subordinated Indenture is The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association). MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

MetLife, Inc.’s authorized capital stock consists of:

•	200,000,000 shares of preferred stock, par value $0.01 per share, of which 84,000,000 shares were issued and outstanding as of October 31, 2013:

•	27,600,000 shares of Floating Rate Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), of which 24,000,000 shares were issued and outstanding as of October 31, 2013;

•	69,000,000 shares of 6.500% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”) of which 60,000,000 shares were issued and outstanding as of October 31, 2013;

•	10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus; and

•	3,000,000,000 shares of common stock, par value $0.01 per share, of which 1,121,056,612 shares were outstanding as of October 31, 2013. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

Common Stock

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by MetLife, Inc.’s board of directors. The declaration and payment of common stock dividends will also depend on MetLife, Inc.’s financial condition, results of operations, cash requirements, future prospects, regulatory restrictions on the payment of dividends by MetLife, Inc.’s insurance subsidiaries and other factors deemed relevant by MetLife, Inc.’s board of directors. In addition, the payment of dividends on MetLife, Inc.’s common stock may be subject to restrictions arising out of regulation by the Board of Governors of the Federal Reserve System if, in the future, MetLife, Inc. is designated by the Financial Stability Oversight Council as a non-bank systemically important financial institution. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, (i) the certificates of designation for the Series A Preferred Stock and the Series B Preferred Stock, (ii) MetLife, Inc.’s 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, (iii) MetLife, Inc.’s 10.75% Fixed-to-Floating Rate Junior Subordinated Debentures due 2069, (iv) MetLife, Inc.’s 6.817% Senior Debt Securities, Series A, due 2018, (v) MetLife, Inc.’s 7.717% Senior Debt Securities, Series B, due 2019, (vi) upon an exchange of the 7.875% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust IV, the related 7.875% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 of MetLife, Inc., and (vii) upon exchange of the 9.250% Fixed-to-Floating Rate Exchangeable Surplus Trust Securities of MetLife Capital Trust X, the related 9.250% Fixed-to-Floating Rate Junior Subordinated Debentures due 2068 of MetLife, Inc., all prohibit the declaration or payment of dividends or distributions on common stock under certain circumstances. Under the certificates of designation for the Series A Preferred Stock and the Series B Preferred Stock, if dividends on such securities are not paid, no dividends may be paid on the common stock. Similarly, under the 6.40% Fixed-to-Floating Rate Junior Subordinated Debentures due 2066, under certain circumstances, if interest is not paid in full on such securities, whether because of an optional deferral or a trigger event, subject to certain exceptions, then no dividends may be paid on the common stock.

Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

Liquidation and Dissolution. In the event of MetLife, Inc.’s liquidation, dissolution or winding-up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.’s assets, if any, remaining after the payment of all of MetLife, Inc.’s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.’s common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.’s common stock is Computershare Inc. (successor in interest to Mellon Investor Services LLC).

Preferred Stock

General. MetLife, Inc.’s board of directors has the authority to issue preferred stock in one or more series and to fix the title and number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights including offering price, any dividend rights (including whether dividends will be cumulative or non-cumulative), dividend rate, voting rights, terms of any redemption, any redemption price or prices, conversion or exchange rights and any liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

MetLife, Inc. has authorized 10,000,000 shares of Series A Junior Participating Preferred Stock for issuance in connection with a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at MetLife, Inc.’s option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of MetLife, Inc.’s common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, MetLife, Inc. may not purchase or redeem any of the outstanding shares or any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of MetLife, Inc.’s matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

Certain Provisions in MetLife, Inc.’s Certificate of Incorporation and By-Laws and in Delaware and New York Law

A number of provisions of MetLife, Inc.’s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.’s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.’s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.’s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

Classified Board of Directors and Removal of Directors

MetLife, Inc. is in the process of declassifying its board of directors, which is currently divided into three classes. Declassification, however, will not be completed until our 2014 annual meeting of stockholders, at which time all of our directors will be elected annually. Until MetLife, Inc.’s board of directors is completely declassified, certain provisions in the certificate of incorporation have the effect of slowing or impeding a change in membership of MetLife, Inc.’s board of directors that would effect a change in control. Furthermore, under the Delaware General Corporation Law, as long as we have a classified board, the stockholders may remove the directors only for cause, which may also make more difficult the removal of incumbent directors. From and after the 2014 annual meeting of stockholders, directors may be removed with or without cause by the stockholders.

Exercise of Duties by Board of Directors

MetLife, Inc.’s certificate of incorporation provides that while the MetLife Policyholder Trust (as described below) is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

Restriction on Maximum Number of Directors and Filling of Vacancies on MetLife, Inc.’s Board of Directors

Pursuant to MetLife, Inc.’s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time exclusively by resolution of the entire board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, until the completion of declassification of the board of directors at the 2014 annual meeting of stockholders, stockholders may remove a director only for cause by a vote of a majority in voting power of the outstanding stock entitled to vote generally in the election of directors, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. From and after the completion of declassification of MetLife, Inc.’s board of directors at the 2014 annual meeting of stockholders, stockholders may remove a director with or without cause by a vote of a majority in voting power of the outstanding stock entitled to vote generally in the election of directors, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. The stockholders are not permitted to fill vacancies between annual meetings. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

MetLife, Inc.’s by-laws provide for advance notice and other provisions in respect of stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, stockholder action may not be taken by written consent. Rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

Limitations on Director Liability

MetLife, Inc.’s certificate of incorporation contains a provision that is designed to limit the directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for monetary damages for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper redemption or repurchase of MetLife, Inc.’s stock under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.’s certificate of incorporation also does not eliminate the directors’ duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

MetLife, Inc.’s by-laws also provide that MetLife, Inc. shall indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, amounts paid in settlement, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.’s request, subject to certain conditions, and to advance funds to MetLife, Inc.’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws

Some of the provisions of MetLife, Inc.’s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from taking actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.’s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an anti-takeover effect.

Business Combination Statute

In addition, as a Delaware corporation with a class of voting stock listed on a national securities exchange, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an “interested stockholder” of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an “interested stockholder.” An “interested stockholder” is defined to include any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of Section 203 are not applicable in some circumstances, including those in which (1) the business combination or transaction which results in the stockholder becoming an “interested stockholder” is approved by the corporation’s board of directors prior to the time the stockholder becomes an “interested stockholder” or (2) the “interested stockholder,” upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

Restrictions on Acquisitions of Securities

The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.’s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of Metropolitan Life Insurance Company, either directly or indirectly through any acquisition of control of MetLife, Inc., without the prior approval of the New York Superintendent of Financial Services. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.’s outstanding voting stock, unless the New York Superintendent of Financial Services, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.’s common stock may be deemed to have acquired such control, if the New York Superintendent of Financial Services determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.’s management or policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

The insurance holding company law and other insurance laws of many other states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of domestic insurers (including insurers owned by MetLife, Inc.) and insurance holding companies such as MetLife, Inc.

Stockholder Rights Plan

In September 1999, MetLife, Inc.’s board of directors adopted a stockholder rights plan. The stockholder rights plan expired at the close of business on April 4, 2010 and was not renewed.

MetLife Policyholder Trust

Under a plan of reorganization adopted in September 1999, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company subsidiary of MetLife, Inc. MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. A total of 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of October 31, 2013, the trust held 192,311,851 shares of MetLife, Inc.’s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.’s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.’s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.’s common stock.

If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

•	an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.’s board of directors or a vote on a stockholder’s proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

•	a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of MetLife, Inc., in each case requiring a vote of MetLife, Inc.’s stockholders under applicable Delaware law;

•	any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

•	any proposal requiring MetLife, Inc.’s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

MetLife, Inc. may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. MetLife, Inc. may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

MetLife, Inc. will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between MetLife, Inc. and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever MetLife, Inc. redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. MetLife, Inc. will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

MetLife, Inc. and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•	there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of MetLife, Inc., and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to MetLife, Inc. notice of its election to do so. MetLife, Inc. also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. MetLife, Inc. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

MetLife, Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. MetLife, Inc. will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from MetLife, Inc. which are delivered to the depositary and which MetLife, Inc. is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither MetLife, Inc. nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither MetLife, Inc. nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. MetLife, Inc. and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which MetLife, Inc. and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

MetLife, Inc. may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. MetLife, Inc. will issue each series of warrants under a separate warrant agreement to be entered into between MetLife, Inc. and a warrant agent. The warrant agent will act solely as MetLife, Inc.’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that MetLife, Inc. may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, MetLife, Inc. will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against MetLife, Inc. to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, MetLife, Inc. may issue purchase contracts obligating holders to purchase from MetLife, Inc., and MetLife, Inc. to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require MetLife, Inc. to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause MetLife, Inc.’s obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that MetLife, Inc. or a trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to MetLife, Inc. or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by MetLife, Inc. to the holder or by the holder to MetLife, Inc., the date or dates on which the contract fee will be payable and the extent to which MetLife, Inc. or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, MetLife, Inc. may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following outlines some of the general terms and provisions of the trust preferred securities. Further terms of the trust preferred securities and the amended and restated declarations of trust will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to that particular series of trust preferred securities. The following description and any description of the trust preferred securities and amended and restated declarations of trust in a prospectus supplement may not be complete and are subject to and qualified in their entirety by reference to the terms and provisions of the amended and restated declarations of trust, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

General

Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement. The declaration of trust of each trust will authorize the administrative trustees, on behalf of the trust, to issue the trust preferred securities of the trust. The trusts will use all of the proceeds they receive from the sale of trust preferred securities and common securities to purchase debt securities issued by MetLife, Inc. The debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of the trust preferred securities and common securities.

The trust preferred securities of each trust will have such terms as are set forth in the trust’s declaration of trust, including as relates to distributions, redemption, voting, liquidation rights and the other preferred, deferral and special rights and restrictions. A prospectus supplement relating to the trust preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the total and per-security liquidation amount of the trust preferred securities;

•	the annual distribution rate, or method of determining such rate, for trust preferred securities of the trust;

•	the date or dates on which distributions will be payable and any corresponding record dates;

•	whether distributions on the trust preferred securities will be cumulative;

•	if the trust preferred securities have cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions on the trust preferred securities will be cumulative;

•	the amount or amounts that will be paid out of the assets of the trust to the holders of the trust preferred securities of the trust upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation, if any, of the trust to purchase or redeem the trust preferred securities;

•	if the trust is to purchase or redeem the trust preferred securities:

•	the price or prices at which the trust preferred securities will be purchased or redeemed in whole or in part;

•	the period or periods within which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions upon which the trust preferred securities will be purchased or redeemed, in whole or in part;

•	the voting rights, if any, of the trust preferred securities in addition to those required by law, including:

•	the number of votes per trust preferred security; and

•	any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust’s declaration of trust;

•	the rights, if any, to defer distributions on the trust preferred securities by extending the interest payment period on the related debt securities;

•	if the trust preferred securities may be converted into or exercised or exchanged for MetLife’s common stock or preferred stock or any other securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	the terms upon which the debt securities may be distributed to holders of trust preferred securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates;

•	certain material U.S. federal income tax considerations;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed;

•	provisions relating to events of default and the rights of holders of trust preferred securities in the event of default;

•	other agreements or other rights including upon the consolidation or merger of the trust; and

•	any other relative rights, preferences, privileges, limitations or restrictions of the trust preferred securities not inconsistent with the trust’s declaration of trust or applicable law.

All trust preferred securities offered will be guaranteed by MetLife, Inc. to the extent set forth under “Description of Guarantees.” Certain material U.S. federal income tax considerations applicable to an offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the administrative trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by the trust will be substantially identical to the terms of the trust preferred securities and the common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. MetLife, Inc. will own, directly or indirectly, all of the common securities of each trust.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default occurs, and is continuing, under the declaration of trust of any of the trusts, the holders of the related trust preferred securities would typically rely on the property trustee to enforce its rights as a holder of the related debt securities against MetLife, Inc. Additionally, those who together hold a majority of the liquidation amount of the trust preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of MetLife, Inc.’s debt securities.

If the property trustee fails to enforce its rights under the applicable series of debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against MetLife, Inc. to enforce the property trustee’s rights under the applicable series of debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to MetLife, Inc.’s failure to pay interest or principal on the debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a trust preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s trust preferred securities as determined after the due date specified in the applicable series of debt securities.

DESCRIPTION OF GUARANTEES

The following outlines some of the general terms and provisions of the guarantees. Further terms of the guarantees will be stated in the applicable prospectus supplement. The prospectus supplement will also indicate whether the general terms described in this section apply to those guarantees. The following description and any description of the guarantees in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the guarantee agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

MetLife, Inc. will execute and deliver the guarantees for the benefit of the holders of the trust preferred securities. Each guarantee will be held by the guarantee trustee for the benefit of holders of the trust preferred securities to which it relates.

Each guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under each guarantee for purposes of the Trust Indenture Act.

General

Pursuant to each guarantee, MetLife, Inc. will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the related trust preferred securities, the following guarantee payments, to the extent these guarantee payments are not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that MetLife, Inc. may have or assert against any person:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but if and only if and to the extent that the trust has funds legally and immediately available to make those payments;

•	any distributions of MetLife, Inc.’s common stock or preferred stock or any of its other securities, in the event that the trust preferred securities may be converted into or exercised for common stock or preferred stock, to the extent the conditions of such conversion or exercise have occurred or have been satisfied and the trust does not distribute such shares or other securities but has received such shares or other securities;

•	the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any trust preferred securities called for redemption by the trust, but if and only to the extent the trust has funds legally and immediately available to make that payment; and

•	upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of debt securities to the holders of trust preferred securities of the trust, the lesser of:

•	the total of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the date of payment, to the extent the trust has funds legally and immediately available to make that payment; and

•	the amount of assets of the trust remaining available for distribution to holders of trust preferred securities of the trust in liquidation of the trust.

MetLife, Inc. may satisfy its obligation to make a guarantee payment by directly paying the required amounts to the holders of the related trust preferred securities or by causing the related trust to pay such amounts to such holders.

Each guarantee will constitute a guarantee of payments with respect to the related trust preferred securities from the time of issuance of the trust preferred securities. The guarantees will not apply to the payment of distributions and other payments on the trust preferred securities when the related trust does not have sufficient funds legally and immediately available to make the distributions or other payments. If MetLife, Inc. does not make interest payments on the debt securities purchased by a trust, such trust will not pay distributions on the related trust preferred securities and will not have funds available therefor. The guarantee, when taken together with MetLife, Inc.’s obligations under the debt securities, the Indentures and the declarations of trust, will provide a full and unconditional guarantee by MetLife, Inc. of payments due on the trust preferred securities.

MetLife, Inc. will also agree separately, through guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the trust preferred securities. However, upon an event of default under the Indentures, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Subordination

MetLife, Inc.’s obligation under each guarantee to make the guarantee payments will be an unsecured obligation of MetLife, Inc. and, if subordinated debt securities are issued to the applicable trust and unless otherwise noted in the prospectus supplement, will rank:

•	subordinate and junior in right of payment to all of MetLife, Inc.’s other liabilities, including the subordinated debt securities, except those obligations or liabilities ranking equal or subordinate to the guarantees by their terms;

•	equally with any other securities, liabilities or obligations that may have equal ranking by their terms; and

•	senior to all of MetLife, Inc.’s common stock.

If subordinated debt securities are issued to the applicable trust, the terms of the trust preferred securities will provide that each holder of trust preferred securities, by accepting the trust preferred securities, agrees to the subordination provisions and other terms of the guarantee related to subordination.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the holder of trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Each guarantee will be unsecured and, because MetLife, Inc. is principally a holding company, will be effectively subordinated to all existing and future liabilities of MetLife, Inc.’s subsidiaries, including liabilities under contracts of insurance and annuities written by MetLife, Inc.’s insurance subsidiaries. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt by MetLife, Inc.

Amendments and Assignment

For any changes that materially and adversely affect the rights of holders of the related trust preferred securities, each guarantee may be amended only if there is prior approval of the holders of more than 50% in liquidation amount of the outstanding trust preferred securities issued by the applicable trust. All guarantees and agreements contained in each guarantee will bind the successors, assigns, receivers, trustees and representatives of MetLife, Inc. and will inure to the benefit of the holders of the related trust preferred securities of the applicable trust then outstanding.

Termination

Each guarantee will terminate and will have no further force and effect as to the related trust preferred securities upon:

•	distribution of debt securities to the holders of all trust preferred securities of the applicable trust; or

•	full payment of the amounts payable upon liquidation of the applicable trust.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid with respect to the trust preferred securities or under the guarantee.

Events of Default

Each guarantee provides that an event of default under a guarantee occurs upon MetLife, Inc.’s failure to perform any of its obligations under the applicable guarantee.

The holders of a majority or more in liquidation amount of the trust preferred securities to which any guarantee relates may direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the guarantee or may direct the exercise of any trust or power conferred upon the guarantee trustee in respect of the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against MetLife, Inc. to enforce the holder’s rights under such guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Furthermore, if MetLife, Inc. fails to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against MetLife, Inc. for enforcement of the trust preferred securities guarantee for such payment.

The holders of a majority or more in liquidation amount of trust preferred securities of any series may, by vote, on behalf of the holders of all the trust preferred securities of the series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

Prior to an event of default with respect to any guarantee and after the curing or waiving of all events of default with respect to the guarantee, the guarantee trustee may perform only the duties that are specifically set forth in the guarantee.

Once a guarantee event of default has occurred and is continuing, the guarantee trustee is to exercise, with respect to the holder of the trust preferred securities of the series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Unless the guarantee trustee is offered reasonable indemnity against the costs, expenses and liabilities which may be incurred by the guarantee trustee by a holder of the related trust preferred securities, the guarantee trustee is not required to exercise any of its powers under any guarantee at the request of the holder. Additionally, the guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that it is not assured repayment or adequate indemnity.

The guarantee trustee is The Bank of New York Mellon Trust Company, N.A., which is one of a number of banks and trust companies with which MetLife, Inc. and its subsidiaries maintain ordinary banking and trust relationships.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

PLAN OF DISTRIBUTION

MetLife, Inc. may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by MetLife, Inc. or the applicable trust from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If MetLife, Inc. or the trusts use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for MetLife, Inc. or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with MetLife, Inc. or the trusts and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If MetLife, Inc. sells the securities directly or through agents designated by it, MetLife, Inc. will identify any agent involved in the offering and sale of the securities and will list any commissions payable by MetLife, Inc. to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

MetLife, Inc. may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. MetLife, Inc. will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as MetLife, Inc. may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with MetLife, Inc. and/or the applicable trust, or both, to indemnification by MetLife, Inc. against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for MetLife, Inc., any trust, and/or MetLife, Inc.’s affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by MetLife, Inc. or any trust for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Any offering of trust preferred securities will be made in compliance with Rule 2310 of the Financial Industry Regulatory Authority, Inc.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for MetLife, Inc. by Matthew Ricciardi, Chief Counsel — General Corporate, of MetLife Group, Inc., an affiliate of MetLife, Inc. Mr. Ricciardi is paid a salary by an affiliate of MetLife, Inc., is a participant in various employee benefit plans offered by MetLife, Inc. and its affiliates to employees generally, is paid equity-based compensation in accordance with MetLife’s compensation programs and owns MetLife, Inc. common stock. Certain matters of Delaware law relating to the validity of the trust preferred securities of MetLife Capital Trust V, MetLife Capital Trust VI, MetLife Capital Trust VII, MetLife Capital Trust VIII and MetLife Capital Trust IX will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from MetLife, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of MetLife, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated February 26, 2013, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

MetLife

Series E Senior Component Debentures, Tranche 1
Series E Senior Component Debentures, Tranche 2

Prospectus Supplement

, 2014

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MetLife, Inc.
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